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                                                                    EXHIBIT 21.1


Simonds Industries Inc. [the "Company]
DE Corporation: DOI 05/16/95;  FYE: 12/31

Address: 135 Intervale Road, P.O. Box 500, Fitchburg,
                 Worcester County, Massachusetts 01420



SUBSIDIARIES

1.       Simonds Industries FSC, Inc.
         US Virgin Islands Corporation:  DOI 10/3/88;  FYE: 12/31
         Address: c/o Chase Trade, Inc.
                  Chase Financial Center
                  11A & 11B Curacao Gade
                  P.O. Box 6220, St. Thomas, VI  00804

2.       Simonds Industries Limited
         UK Corporation:  DOI 3/18/89;  FYE: 12/31;  Reg. No.:  2232753
         Address: Unit 3 Motorway Industrial Estate
                  Sheffield  ENG  S9 1DH

3.       Simonds Industries Inc.
         Ontario Corporation:  DOI 3/22/88;  FYE: 12/31
         Reg. No.: 765648 (Ontario); A-27480  (BC, 5/24/88)
         Address: 106 East Drive
                  Brampton, Ontario L6W 324

4.       Wespa Metallsagenfabrik Simonds Industries GmbH
         German Corporation:  DOI 11/00/92;  FYE 12/31
         Address: Postfach 1165
                  34282 Spangenberg, Germany

5.       Strongridge Limited
         Ontario Corporation:  DOI 01/01/95;  FYE 12/31
         Reg. No.: 1111309
         Address: 106 East Drive
                  Brampton, Ontario  L6W 3Z4

6.       Armstrong Manufacturing Company
         Oregon Corporation:  DOI 09/23/08;  FYE 12/31
         Address: 2135 NW 21st Avenue
                  Portland, Oregon 97208

7.       Simonds UK Holding Limited
         UK Corporation: DOI 1/18/98, FYE: 12/31; Reg. No.: 3484408
         Address: Unit 3 Motorway Industrial Estate
                  Sheffield ENG S9 1DH

8.       W. Notting Limited
         UK Corporation: DOI 5/23/21; FYE: 12/31; Reg. No.: 174839
         Address: 67-75 Garman Road, Tottenham
                  London ENG N17 OUE

W. Notting Limited ("Parent") - Subsidiaries

A.       Notting Sales Limited (England, doi 6/4/68)
         Registration No. 933186
         67-75 Garman Road, Tottenham, London N17 OUE

B.       Notting Canada Inc. (Ontario, doi 3/9/77)
         Registration No. 354068

C.       Notting America, Inc. (New York, doi 3/26/81)

D.       Sevitroquel S.A. (Spain)

E.       Notting de Mexico S.A. (Mexico)

F.       ComputerCarton Limited (Guernsey)

This is a revised subsidiary list effective as of February 4, 1999.